FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549




                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                        Date of Report: January 28, 2003

                Date of Earliest Event Reported: January 23, 2003


                            DOLLAR TREE STORES, INC.
             (Exact name of registrant as specified in its charter)

                         COMMISSION FILE NUMBER: 0-25464

                       VIRGINIA                     54-1387365
          (State or other jurisdiction of        (I.R.S. Employer
           incorporation or organization)       Identification No.)

                                500 Volvo Parkway
                              Chesapeake, VA 23320
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (757) 321-5000

Item 9. Regulation FD Disclosure

The following summarizes information discussed in Dollar Tree Stores, Inc.'s (the Company's) publicly available telephone conference call on January 23, 2003, regarding its fourth quarter 2002 earnings results. In addition, the Company's fourth quarter earnings press release dated January 23, 2003 is attached as Exhibit 99.1. The Company is filing this Form 8-K pursuant to the Securities and Exchange Commission's Regulation FD.

On January 6, 2003, the Company's Board of Directors approved a switch from a calendar year to a traditional retail fiscal calendar, effective for the fiscal year beginning February 2, 2003. The Company has filed a Form 8-K that presents the first three quarters of 2002 on the new fiscal calendar basis; later this year, the Company expects to file a Form 8-K presenting its fiscal fourth quarter of 2002.

2003 Outlook

Net Sales and  Earnings
Based on our plans for a 22% selling square footage growth, we expect net sales and earnings to increase 15% or more in fiscal year 2003 compared to fiscal year 2002. We are also planning a modest increase in underlying comparable store net sales of no more than 1%. We anticipate that new store growth will provide the majority of our sales increase; most of our stores will open in the first three quarters of the fiscal year. Our sales seasonality is expected to be similar to fiscal year 2002.

As disclosed in our sales release, we expect net sales of $590-$610 million for the first fiscal quarter of 2003. The first fiscal quarter includes Easter, which falls three weeks later this year, on April 20, 2003.

Gross Margin
We will strive to maintain gross margin as high as possible but there is pressure on it, as a result of increased domestic merchandise in our mix. Our domestic merchandise, including consumable goods, generally costs more than our imported merchandise.

Operating  Expenses
In fiscal year 2003, we will incur additional expense in testing a program to improve brand awareness in selected markets. The results of this program should provide us with information on how to proceed in the future, to reach the most customers and to generate the highest sales increase.

Depreciation will remain relatively high in fiscal year 2003 and 2004 as we continue to invest in technology-related assets. We will continue to convert existing stores to point-of-sale, add enhancements to our supply chain systems and update our store hardware. We anticipate that in fiscal year 2005, at the earliest, we will begin to reduce the growth of our technology assets to be more in line with overall company growth. Depreciation expense will also increase as a result of higher costs associated with building larger stores.

To offset increased costs discussed above, we have put into place a number of cost-saving programs to reduce operating expenses. We expect to leverage workers compensation in fiscal year 2003 and address other cost-saving measures related to bank-related fees, store supplies, repairs and maintenance and store utility usage. In addition, we will continue to use systems to improve labor management. We are developing new models for store openings and leasing costs, and we are finding ways to reduce our tax burdens. We plan to use the money saved in these areas to invest in areas that will directly increase sales.

Operating Margin
Given our sales, gross margin and operating expense outlook, it will be difficult to improve operating margin.

Capital Expenditures
Capital expenditures for fiscal year 2003 are expected to be $160-$170 million, excluding any new distribution center costs. Generally, approximately 80% of our capital expenditures are store related. In addition, as we previously disclosed, we have over $113 million in a synthetic lease facility for three of our distribution centers. We are evaluating the new Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities and will decide our course of action in the coming weeks. If our distribution centers are included on our balance sheet, depreciation expense will increase approximately $5 million annually, which amount is not included in our planned 15% earnings increase. Additional details regarding our synthetic lease are available in our most recent Form 10-K and Form 10-Q.

Real Estate
New stores opened in calendar 2002 averaged 7,800 selling square feet. We expect new stores opening in fiscal year 2003 to average nearly 9,000 selling square feet. We plan to add approximately the same amount of total selling square footage in fiscal year 2003 as we did in fiscal year 2002, with larger stores and more expansions. Our stores opened in calendar year 2001, most of which are large format stores, have a cash contribution margin percentage that is better than the corporate average. We will focus on increasing sales per selling square foot while reducing costs per selling square foot in our stores.

Public Reporting
In the future, we will provide an interim quarter sales update, which will take place approximately 30 days before our sales release. The purpose of this update is to give our investors an additional communication during the quarter, between the previous quarter's earnings release and the current quarter's sales release. The update will take the form of a pre-recorded message that can be accessed by dialing (757) 321-5TRE and will be available for approximately four days. We will file the information on a Current Report on Form 8-K, so it will be accessible through our website and the SEC's website. The update will give an indication of whether we are above, below or on-plan for sales, as well as other information, as appropriate. The first interim sales update is expected to be available the evening of April 7, 2003.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS:

This filing contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan or estimate. For example, our forward-looking statements include statements regarding:

    o  future net sales and earnings, including comparable store net sales;
    o  seasonality of our sales and our merchandise mix;
    o  gross margin;
    o  future operating expenses and our efforts to control them;
    o depreciation expenses related to our supply chain and technology initiatives;
    o  capital expenditure plans;
    o  the effect of our synthetic lease under new accounting interpretations;
    o  planned store-size growth; and
    o  selling square-footage growth.

These forward-looking statements are subject to numerous risks and uncertainties that may affect us including:

    o adverse economic conditions, such as declining consumer confidence or spending, or bad weather;
    o possible difficulties in meeting our net sales and other expansion goals and anticipated comparable store net sales results, which may result in loss of leverage of operating expenses;
    o  increase in the cost of or disruption of the flow of our imported goods;
    o the difficulties in managing our aggressive growth plans, including opening stores on a timely basis;
    o competition and possible increases in merchandise costs, shipping rates, freight costs, or other operating costs such as wage levels;
    o the capacity and performance of our distribution network and our ability to expand its capacity in time to support our net sales growth; and
    o  changes in accounting standards.


For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Management's Discussion and Analysis of Financial Condition and Results of Operations'' and "Business'' sections in our Annual Report on Form 10-K filed March 14, 2002. Also, carefully review "Risk Factors'' in our most recent prospectuses filed November 15, 2000 and August 3, 2000. In light of these risks and uncertainties, the future events, developments or results described by our forward-looking statements in this document could turn out to be materially and adversely different from those we discuss or imply.

We are not obligated to release publicly any revisions to any forward-looking statements contained in this filing to reflect events or circumstances occurring after the date of this report or to reflect the occurrence of future events and you should not expect us to do so.


Item 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c)       Exhibits

Exhibit #         Description

99.1 Dollar Tree Stores, Inc.'s press release regarding earnings results for the fourth quarter and annual year ended December 31, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE:  January 28, 2003


                                    DOLLAR TREE STORES, INC.


                                    By:
                                            --------------------------------
                                            Frederick C. Coble
                                            Chief Financial Officer